Exhibit 99.1

GREENBROOK TMS REPORTS SECOND QUARTER operational and FINANCIAL RESULTS

August 13, 2024 – Toronto, Ontario – Greenbrook TMS Inc. (OTCQB: GBNHF) (“Greenbrook” or the “Company”) today announced its second quarter 2024 (“Q2 2024”) operational and financial results. All values in this news release are in United States dollars, unless otherwise stated.

SECOND QUARTER 2024 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•	Quarterly service revenue increased by 8% to $19.1 million, up $1.4 million as compared to the second quarter of 2023 (“Q2 2023”) and remained relatively consistent at $37.1 million for the six-month period ended June 30, 2024 (“YTD 2024”) as compared to the six-month period ended June 30, 2023 (“YTD 2023”), despite the closure of mental health service centers (“Treatment Centers”) in connection with the Company’s previously-announced comprehensive restructuring plan (the “Restructuring Plan”) and the impact of patient billing and collections disruptions resulting from the ransomware cyberattack on Change Healthcare Solutions LLC (“Change Healthcare”) that affected the broader healthcare industry.

•	The Company recognized other revenue in Q2 2024 by completing certain key milestones related to the research collaboration agreement with Compass Pathways plc (the “Research Collaboration Agreement”), to explore delivery models for investigational COMP360 psilocybin treatment (“COMP360”). Other revenue was $1.3 million in Q2 2024 and YTD 2024, compared to nil in Q2 2023 and YTD 2023.

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Regional operating loss decreased by 97% in Q2 2024 to $0.04 million, down $1.2 million as compared to Q2 2023, and increased by 49% to $2.5 million in YTD 2024, up $0.8 million as compared to YTD 2023, due to an increase in direct center and regional costs.

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Loss for the period and comprehensive loss decreased by 3% in Q2 2024 to $12.4 million, down $0.4 million as compared to Q2 2023, and increased by 15% in YTD 2024 to $27.0 million, up $3.5 million as compared to YTD 2023.

•	The Company continued its roll-out of diversified treatment offerings to patients in Q2 2024. The Company has expanded its Spravato® offering to 91 Treatment Centers to date, its medication management offering to 12 Treatment Centers to date and its talk therapy program to Treatment Centers within Florida and Missouri.

•	On August 9, 2024, the Company announced that it entered into a settlement agreement and release with Mr. Benjamin Klein, Success Behavioral Holdings, LLC, Theragroup LLC, Ms. Batya Klein and The Bereke Trust U/T/A dated 2/10/03, to fully settle the previously disclosed lawsuit filed against the Company and certain affiliates (the “Klein Settlement”), which includes a cash settlement payment of $0.8 million to the plaintiffs, payable in installments, and the effective transfer of 12 Treatment Center locations in New Jersey to Mr. Klein. The Klein Settlement also involves the relinquishment for cancellation of all of the 11,634,660 common shares of Greenbrook beneficially owned or controlled by Mr. Klein. Closing of the Klein Settlement is expected to occur on or about August 15, 2024.

•	On August 12, 2024, the Company announced that it entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Neuronetics, Inc. (“Neuronetics”), in which Neuronetics will acquire all of the outstanding common shares of Greenbrook (the “Common Shares”) in an all-stock transaction (the “Neuronetics Transaction”). The Neuronetics Transaction creates a vertically-integrated organization capable of providing access to mental health treatment with significant scale in the United States. Beyond the strategic benefits, the Neuronetics Transaction is expected to create compelling financial benefits, including increased revenue scale and a strong growth trajectory, material cost synergies, an accelerated path to profitability, and a bolstered balance sheet. The Neuronetics Transaction is expected to close during the fourth quarter of 2024, subject to approval by both the Company’s and Neuronetics’ shareholders, court approval in respect of the plan of arrangement, the conversion of substantially all of the Company’s debt into Common Shares, as well as other customary closing conditions.

Bill Leonard, President and Chief Executive Officer of Greenbrook, commented:

“We are both pleased with our Q2 2024 results and excited for the future, with the recently announced Neuronetics Transaction and Klein Settlement. Despite the impact of patient billings and collection disruptions, we saw quarter-over-quarter revenue growth driven by the continued expansion of our treatment offerings, including the previously-announced pilot programs. We are excited about the Klein Settlement, allowing us to immediately increase our regional operating performance and focus our efforts on our more profitable Treatment Centers while putting the lawsuit behind us. Looking to the future, we believe the Neuronetics Transaction will allow us to create significant long-term value to shareholders by leveraging the scale and capabilities of two leaders in the mental health industry, accelerating our combined path to profitability through material cost synergies and enhanced revenue generation. By becoming a comprehensive mental health provider and a vertically-integrated organization, we believe that we will be able to provide even greater access and quality of care to those suffering from MDD and other mental health disorders.”

SELECTED SECOND QUARTER FINANCIAL AND OPERATING RESULTS (1)

Selected Financial Results

(US$) (unaudited)	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Total revenue	20,408,067	17,690,449	38,420,257	36,994,910
Regional operating loss	(35,524)	(1,195,233)	(2,527,324)	(1,692,738)
Loss before income taxes	(12,435,825)	(12,856,998)	(26,975,970)	(23,517,134)
Loss for the period and comprehensive loss	(12,435,825)	(12,856,998)	(26,975,970)	(23,517,134)
Loss attributable to the common shareholders of Greenbrook	(12,405,195)	(12,742,274)	(26,623,491)	(23,333,584)
Net loss per share (basic and diluted)	(0.27)	(0.31)	(0.60)	(0.66)

Note:

(1)	Please note that additional selected consolidated financial information can be found at the end of this press release.

Selected Operating Results

	As at June 30,		As at December 31,
(unaudited)	2024	2023	2023
Number of active Treatment Centers(1)	130	133	130
Number of Treatment Centers-in-development(2)	–	–	–
Total Treatment Centers	130	133	130
Number of management regions	17	17	17
Number of TMS Devices installed	260	341	260
Number of regional personnel	403	400	391
Number of shared-services / corporate personnel(3)	111	84	98
Number of providers(4)	185	202	205
Number of consultations performed(5)	18,391	17,899	34,124
Number of patient starts(5)	4,966	5,501	10,401
Number of Treatments performed(5)	159,704	174,388	343,790
Average service revenue per Treatment(5)	$232	$212	$215

Notes:

(1)	Active Treatment Centers represent Treatment Centers that have performed billable Treatment services during the applicable period. The Number of active Treatment Centers will be reduced to 118 following completion of the Klein Settlement.

(2)	Treatment Centers-in-development represents Treatment Centers that have committed to a space lease agreement and the development process is substantially complete.

(3)	Shared-services / corporate personnel is disclosed on a full-time equivalent basis. The Company utilizes part-time staff and consultants as a means of managing costs.

(4)	Number of providers represents clinician partners that are involved in the provision of Treatment services from our Treatment Centers.

(5)	Figure calculated for the applicable year or period ended.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(US$) (unaudited)	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Service revenue(1)	19,108,067	17,690,449	37,120,257	36,994,910
Other revenue	1,300,000	–	1,300,000	–
Total revenue	20,408,067	17,690,449	38,420,257	36,994,910

Direct center and patient care costs	13,743,806	13,504,507	26,901,989	27,262,727
Regional employee compensation	5,681,321	4,107,321	11,197,064	8,772,966
Regional marketing expenses	707,756	403,548	2,224,580	816,601
Depreciation	310,708	870,306	623,948	1,835,354
Total direct center and regional costs	20,443,591	18,885,682	40,947,581	38,687,648
Regional operating loss	(35,524)	(1,195,233)	(2,527,324)	(1,692,738)
Center development costs	116,277	105,871	240,721	218,062
Corporate employee compensation	3,973,998	4,109,639	7,910,879	8,250,728
Corporate marketing expenses	88,689	25,945	121,724	31,267
Financing costs	12,235	–	161,477	235,094
Other corporate, general and administrative expenses	3,423,779	4,004,906	6,984,335	6,901,972
Share-based compensation	33,885	513,782	59,187	576,730
Amortization	16,546	16,547	33,094	33,095
Interest expense	4,734,957	2,885,131	8,937,359	5,577,549
Interest income	(65)	(56)	(130)	(101)
Loss before income taxes	(12,435,825)	(12,856,998)	(26,975,970)	(23,517,134)
Income tax expense	–	–	–	–
Loss for the period and comprehensive loss	(12,435,825)	(12,856,998)	(26,975,970)	(23,517,134)
Loss attributable to non-controlling interest	(30,630)	(114,724)	(352,479)	(183,550)
Loss attributable to the common shareholders of Greenbrook	(12,405,195)	(12,742,274)	(26,623,491)	(23,333,584)
Net loss per share (basic and diluted)	(0.27)	(0.31)	(0.60)	(0.66)

This press release is intended to be read in conjunction with the Company’s Form 10-Q for the three- and six-month periods ended June 30, 2024. This document will be available on the Company’s website at www.greenbrooktms.com, under the Company’s SEDAR+ profile at www.sedarplus.ca and under the Company’s EDGAR profile at www.sec.gov.

About Greenbrook TMS Inc.

Operating through 130 Company-operated Treatment Centers (118 Treatment Centers following completion of the Klein Settlement), Greenbrook is a leading provider of TMS and Spravato®, FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.61 million treatments to over 49,000 patients struggling with depression.

For further information please contact:

Glen Akselrod

Investor Relations

Greenbrook TMS Inc.

Contact Information:

investorrelations@greenbrooktms.com

1-855-797-4867

Cautionary Note Regarding Forward-Looking Information

Certain information in this press release, including, but not limited to, information with respect to the Company’s future financial or operating performance, the Company’s expectations regarding the closing and potential benefits of the Neuronetics Transaction and the timing thereof, information relating to the Klein Settlement, the expected closing date thereof and its impact on the Company’s financial position, liquidity, capital resources and cash flows, the expected relinquishment and return to treasury for cancellation of the Common Shares held owned or controlled by Mr. Klein, and the continued roll-out of the Spravato®, medication management and talk therapy offerings at additional Treatment Centers and its potential to enhance profit margins and diversify total revenue, constitute forward-looking information within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Company’s credit agreement (the “Credit Agreement”) and the potential acceleration of indebtedness; risks related to the ability to continue to negotiate amendments to the Credit Agreement to prevent a default;; risks relating to maintaining an active, liquid and orderly trading market for the Common Shares as a result of our delisting from trading on the Nasdaq Capital Market of the Nasdaq Stock Market LLC; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations and obligations under the Arrangement Agreement; risks relating to completion of the Neuronetics Transaction or any other strategic alternatives to the Neuronetics Transaction should it fail to be consummated, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks and uncertainties related to the Neuronetics Transaction, including the timing for completion thereof, receipt of shareholder approvals in connection therewith, and the ability to achieve the benefits expected to be derived therefrom; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics as its exclusive supplier of TMS devices; risks and uncertainties relating to the restatement of our financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation. Additional risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other materials filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission from time to time, available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.